                                                                     Exhibit 3.1

                                    RESTATED
                                (with amendments)

                          CERTIFICATE OF INCORPORATION

                                       of

                             MAGIC RESTAURANTS, INC.

            MAGIC RESTAURANTS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Act"), DOES HEREBY CERTIFY:

            First. The current name of the Corporation is Magic Restaurants, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was July 14, 1988, under the name Wetherly Ventures Associates, Inc. The name of the Corporation was changed to Magic Restaurants, Inc. in a filing with the Secretary of State dated October 28, 1988. After the filing of the attached Restated (with amendments) Certificate of Incorporation, the Corporation's name shall be changed to Redheads, Inc.

            Second. Pursuant to Section 303 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is amended and restated by an Order dated December 31, 1996 of the United States Bankruptcy Court for the District of Delaware, In re Magic Restaurants, Inc., et al., Case No. 95-376 (Chapt. 11). The anticipated date of confirmation of said Order is December 31, 1996.


                                      Redhead, Inc. Certificate of Incorporation

            Third: The Certificate of Incorporation of the Corporation is hereby amended in its entirety and superseded by the Restated Certificate of Incorporation attached hereto as Exhibit A.

            IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which has been duly adopted in accordance with the provisions of Section 303 of the General Corporation Law of the State of Delaware, has been executed by President of the Corporation and attested by its Secretary on this 12th day of March, 1997.

                                                MAGIC RESTAURANTS, INC.


                                                By: /s/ Charles Olson, Jr.
                                                   -----------------------------
                                                   Charles Olson, Jr., President

ATTEST:


Sharon Lopez
------------------------
Sharon Lopez, Secretary


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                                      Redhead, Inc. Certificate of Incorporation
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                                    Exhibit A

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       of

                            REDHEADS BISTRO BAR, INC.

            FIRST: The name of the Corporation is Redheads Bistro Bar, Inc.

            SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation are: (i) to engage in any act or activity in furtherance of and consistent with the Plan of Reorganization of the Corporation confirmed by an Order dated December 31, 1996 of the United States Bankruptcy Court for the District of Delaware, Case No. 95-376 (Chapt. 11), until such time as said Court enters a final order or decree to the effect that the Corporation is no longer required to operate under the Plan; and (ii) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

            FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 25,000,000, of which 5,000,000 shares shall be Preferred


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Stock, par value $.01 per share, and 20,000,000 shares shall be Common Stock, par value $.001 per share.

            A. Preferred Stock. (1) The Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors or by order or decree of a court of competent jurisdiction over this Corporation administering any applicable statute of the United States relating to plans of reorganization of corporations. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors or fixed by such court, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors or in an order or decree of such court providing for the issue of such series of Preferred Stock (herein called the "Preferred Stock Statement"). The Preferred Stock Statement as to any series shall
      (a) designate the series, (b) fix the dividend rate, if any, of such series, the payment dates for dividends on shares of such series and the date or dates, or the method of determining the date or dates, if any, from which dividends on shares of such series shall be cumulative, (c) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, (d) state the price or prices or rate or rates, and adjustments, if any, at which, the time or times and the terms and conditions upon which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder or holders of shares of such series or upon the


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      occurrence of a specified event, and state whether such shares may be redeemed for cash, property or rights, including securities of the Corporation or another entity; and such Preferred Stock Statement may (i) limit the number of shares of such series that may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, provided that each share shall not have more than one vote per share, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock or other securities of the Corporation, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereof as rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors or such court, to the extent not inconsistent with this Article FOURTH and to the full extent now or hereafter permitted by the laws of the State of Delaware.


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                  (2) Except as by law expressly provided, or except as may be provided in any Preferred Stock Statement, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders of the Corporation.

                  (3) Preferred Stock that is redeemed, purchased or retired by the Corporation shall assume the status of authorized and unissued Preferred Stock and may thereafter, subject to the provisions of any Preferred Stock Statement providing for the issue of any particular series of Preferred Stock, be reissued in same manner as authorized and unissued Preferred Stock.

            B. Common Stock. All shares of the Common Stock of the Corporation shall be identical and, except as otherwise required by law or as otherwise provided in the Preferred Stock Statement with respect to any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.

            FIFTH: The number of directors constituting the Board of Directors shall be fixed as specified in the Bylaws of the Corporation, but shall not be less than three or more than 15. The directors shall be divided into three classes, designated Class I, Class II and Class III. The initial term for directors in Class I shall expire at the annual meeting of stockholders to be held in 1997; the initial term for directors in Class II shall expire at the annual meeting of stockholders to be held


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in 1998; and the initial term for directors in Class III shall expire at the annual meeting of stockholders to be held in 1999. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

            At the expiration of the initial term of each class of directors, and of each succeeding term of each class, each class of directors shall be elected to serve until the annual meeting of stockholders held three years from such expiration and until their successors are elected and qualified or until their earlier death, resignation, removal or retirement. Any increase or decrease in the number of directors constituting the Board shall be apportioned among the classes so as to maintain the number of directors in each class as near as possible to one-third the whole number of directors as so adjusted. Any director elected or appointed to fill a vacancy shall hold office for the remaining term of the class to which such directorship is assigned. No decrease in the number of directors constituting the Corporation's Board of Directors shall shorten the term of any incumbent director. Any vacancy in the Board of Directors, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, shall be filled by the majority vote of the remaining directors. The Bylaws may contain any provision regarding classification of the Corporation's directors not inconsistent with the terms hereof.

            A director of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at an election of directors, subject to further restrictions on removal, not inconsistent with this Article FIFTH, as may be contained in the Bylaws.


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            Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

            SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            A. The Board of Directors is authorized to alter, amend or repeal the Bylaws or adopt new Bylaws of the Corporation. The stockholders shall not repeal or change the Bylaws of the Corporation unless such repeal or change is approved by the affirmative vote of the holders of not less than 80% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this paragraph A as a single class.

            B. Election of directors need not be by written ballot unless the Bylaws so provide.


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            C. In addition to the powers herein or by statute expressly conferred upon the Corporation's directors, the Corporation's directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, any plan of reorganization administered under an applicable statute of the United States relating to reorganizations of corporations and ordered or decreed by a court of competent jurisdiction, this Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

            D. No action shall be taken by the stockholders except at any annual or special meeting with prior notice and a vote. No action shall be taken by the stockholders by written consent.

            SEVENTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

            EIGHTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be


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determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

            (a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights.

            (b) Provisions relating to the times at which and the circumstances under which he Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation.

            (c) Provisions that adjust the number of exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.


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            (d) Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void.

            (e) Provisions that permit the Corporation to redeem the Rights.

            (f) The appointment of a Rights Agent with respect to the Rights.

            NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any facts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.


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            TENTH: The provisions set forth in Article FIFTH hereof may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article TENTH as a single class; the amendment, alteration, change, repeal or rescission of this Article TENTH and Articles SIXTH, EIGHTH and NINTH hereof shall require the affirmative vote of holders of not less than 80 percent of the total voting power of all shares of stock of the Corporation entitled to vote on amendments to this Certificate of Incorporation. The voting requirements contained in this Article TENTH and in Article SIXTH hereof shall be in addition to voting requirements imposed by law, other provisions of this Restated Certificate of Incorporation or any designation of preferences in favor of certain classes or series of shares of capital stock of the Corporation.

            ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may


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be, agree to any compromise or arrangement and to any reorganization of this
Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


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